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                                                                      EXHIBIT 99


(SERVICE MERCHANDISE LETTERHEAD)


                                              Contact: Sitrick and Company
                                                       Ann Julsen
                                                       Brenda Adrian
                                                       (615) 660-4480
                                                       (310) 788-2850

FOR IMMEDIATE RELEASE

           SERVICE MERCHANDISE TO CEASE CONTINUING BUSINESS OPERATIONS

       AFTER 1999 AND 2000 FINANCIAL RESULTS EXCEED BUSINESS PLAN TARGETS,
            DISAPPOINTING 2001 RESULTS IN POST-SEPTEMBER 11 ECONOMY
         PRECLUDE BUSINESS REORGANIZATION AND EMERGENCE FROM CHAPTER 11

        COMPANY AND CREDITORS AGREE CONSENSUAL WIND-DOWN IN STAKEHOLDERS'
       BEST INTERESTS; GOING-OUT-OF-BUSINESS SALES SCHEDULED TO COMMENCE
            ON JANUARY 19, 2002 AT MORE THAN 200 STORES IN 32 STATES
                      SUBJECT TO BANKRUPTCY COURT APPROVAL

     COMPANY CANCELS VENDOR ORDERS AND IMPLEMENTS 50% REDUCTION IN FORCE IN CORPORATE, DISTRIBUTION AND SALES SUPPORT FUNCTIONS; EMPLOYEE SEVERANCE
      PAYMENTS TO BE PAID IN ACCORDANCE WITH PRIOR BANKRUPTCY COURT ORDERS

     COMPANY PLANS TO COMPLETE PRINCIPAL ASSET DISPOSITIONS AND TO FILE PLAN
        OF LIQUIDATION BY SEPTEMBER 2002; PLANS INITIAL DISTRIBUTION TO CREDITORS BY YEAR-END; NO DISTRIBUTION TO BE MADE TO COMMON STOCKHOLDERS


         NASHVILLE, TENNESSEE - JANUARY 4, 2002 - Service Merchandise Company, Inc. (OTCBB:SVCDQ) today announced that it will cease continuing business operations, beginning with the commencement of going-out-of-business sales at more than 200 stores in 32 states on January 19, 2002, subject to approval of the United States Bankruptcy Court for the Middle District of Tennessee. The Company said that its business plan performance exceeded expectations in the prior two years but disappointing 2001 financial results primarily attributable to the combined effects of the events of September 11, the resulting loss of consumer confidence and the soft economy generally weakened the Company's financial and liquidity position and precluded the Company from completing its planned business reorganization and emergence from Chapter 11.

         Service Merchandise said it intends to file a plan of liquidation by September 30, 2002 to provide for the distribution of the proceeds of its assets to creditors, and it will seek an extension of its exclusive periods in which to file and solicit acceptances for a plan to accommodate its decision to wind down its operations. The Company said that it plans an initial distribution to its creditors by year-end 2002 and expects that shareholders will not receive any distribution on account of their common stock.



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         Chairman and Chief Executive Officer Sam Cusano stated, "Since 1998, when Service transitioned from being a catalog showroom to a speciality retailer focusing on fine jewelry, gifts and home decor products, our associates have performed extremely well even under the most adverse conditions. With the continuing support of our lenders, statutory creditors' committee and vendors throughout our Chapter 11 cases, we put into place all of the marketing, merchandising, real estate and other elements for successful emergence from our reorganization cases. However, given the extraordinarily poor retail economy this past year, especially for jewelry retailers, our Company's prospects for successfully reorganizing were compromised to the point that we and our creditors consensually concluded that winding down the business and distributing the substantial value of our inventory, real estate and other assets to our creditors was in their best interest. While we wish the final result could have been otherwise, our foremost goal throughout the cases has been to maximize value for our stakeholders and we are doing so through this course of action."

         In connection with today's announcement, Service Merchandise has taken several steps to preserve value for its creditors including the cancellation of vendor orders and the implementation immediately and during the remainder of January of a 50 percent reduction in force, or approximately 500 of the 1,005 employees in the Company's corporate, distribution and sales support functions. Approximately 8,300 store employees (including both full-time and part-time employees) will continue through the completion of the GOB sales later this Spring and the Company's remaining employees have staggered departure dates through year-end. The Company said that employee severance and other benefit payments would be paid in accordance with prior orders of the Bankruptcy Court. The wind-down will also include the disposition of the Company's real estate portfolio consisting of approximately 70 fee-owned properties and 150 unexpired leaseholds.

         For more than 40 years, Service Merchandise has offered a dominant selection of quality jewelry and products for the home at affordable prices. During the 1970s, the Company innovated the retail industry by becoming the nation's top catalog-showroom retailer. At its peak, Service Merchandise achieved more than $4 billion in annual sales. In recent years, however, the Company's financial performance deteriorated. The Company responded with a series of restructuring plans, starting in 1997. While it was in the process of revitalizing its retail format, a small group of creditors filed an involuntary petition under Chapter 11 of the Bankruptcy Code on March 15, 1999 seeking court supervision of the Company's restructuring activities. The Company filed a voluntary Chapter 11 petition on March 27, 1999 and management immediately implemented the 1999 Stabilization Plan, whereby the Company successfully improved vendor relations and otherwise stabilized its business. Between 1999 and today, the Company downsized both its stores and its employee base, reducing from approximately 350 stores to 216 and approximately 41,000 employees to approximately 9,300. In February 2000, Service Merchandise announced its 2000 Business Plan, which refocused its core product lines and rationalized its real estate to better accommodate its core jewelry and home assortments. The Company discontinued unprofitable product lines such as electronics, toys and sporting goods and developed a strategic subleasing program through which it subleased approximately half the square footage of many of its ongoing stores to unlock the inherent value in unused portions of



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those retail locations. In January 2001, the Company continued to refine its business model in an effort to achieve a timely emergence from Chapter 11 during the first quarter of 2002.

         The combined effects of the events of September 11, 2001, the resulting loss of consumer confidence and the resulting soft retail economy, however, prevented the Company from completing its planned business reorganization and emergence from Chapter 11. Fleet Retail Finance President Ward K. Mooney noted, "The Company's management had made significant strides in reorganizing its business and Fleet was prepared to support Service Merchandise's reorganization and emergence from chapter 11. While the softness in 2001 financial performance has resulted in the Company ceasing continuing operations and working toward distributing the value of its assets to its creditors, Fleet continues to look forward to working with the Company in completing the wind-down of the estate consistent with the agreements between the Company and its lenders." Separately, the Company said that Fleet and Service Merchandise were negotiating waivers and amendments to the Company's DIP financing agreements to facilitate funding of the Company's wind-down operations during 2002.

         Glenn Rice of Otterbourg, Steindler, Houston and Rosen, lead counsel for the Official Committee of Unsecured Creditors, advised that the Committee supports the Company's decision to wind down its business operations. "Service Merchandise has worked closely with its creditors throughout its reorganization cases including during recent weeks, and the Committee concurs that under present circumstances it is in the best interests of all creditors that the Company cease continuing operations in light of the current difficult and unstable, weakened post-attack retail economy. The Committee has supported management throughout its reorganization efforts and believes that the Company will continue to take the appropriate steps to maximize the value of its considerable assets and promptly distribute them to creditors by year-end," Mr. Rice said.

         The Company said that existing common shareholders will not receive any distribution under the anticipated plan of liquidation.

         The Bankruptcy Court has scheduled a hearing for January 18, 2002, at which the Company intends to ask the Bankruptcy Court to approve various forms of relief related to the wind-down of the business, including (a) the proposed conduct of the going-out-of-business sales and the Company's selection of a consultant to assist with such sales; (b) the retention of an inventory consultant for the Company; (c) a retention program for the Company's remaining employees; (d) the rejection of certain executory contracts that are no longer necessary to the Company, including procedures for the rejection of such contracts in the future; (e) procedures for the disposition of certain de minimis assets; (f) the extension of the deadline for the Company to assume or reject certain unexpired leases; (g) the extension of the Company's exclusive periods within which to file and solicit acceptances of a plan and (h) the termination of the stay of certain avoidance actions previously asserted by the Company.

         Service Merchandise, a specialty retailer focusing on fine jewelry, gifts and home decor products, has recently operated 218 stores in 32 states and employed approximately 9,300.



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This release includes certain forward-looking statements (any statement other than those made solely with respect to historical fact) based upon management's beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on a variety of assumptions that may not be realized and are subject to significant business, economic, judicial and competitive uncertainties and potential contingencies, including those set forth below, many of which are beyond the Company's control. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources and results of operations, and the results of the Company's planned liquidation and related distributions are subject to a number of risks and uncertainties including, but not limited to, the following: matters affecting the timing and amounts of anticipated distributions to creditors, the ability of the Company to successfully conduct GOB sales, maximize asset value and control expenses; the ability of the Company to comply with the terms of the DIP to Exit Facility; the ability of the Company to reduce its workforce and related expenses and to achieve anticipated cost savings; potential adverse developments with respect to the Company's liquidity or results of operations; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the effectiveness of the planned liquidation; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the seasonal nature of the Company's business; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers and potential adverse publicity; and real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store.




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